Exhibit 99.1

Kaltura Announces Financial Results for Third Quarter 2026

NEW YORK, November 9, 2026 -- Kaltura, Inc. (Nasdaq: KLTR, “Kaltura” or the “Company”), the Agentic Digital Experience Company, today announced financial results for the third quarter ended September 30, 2026, as well as outlook for the fourth quarter and full year 2026.

The Company’s investor presentation for the quarter, which showcases its agentic avatar technology, is available at: https://q3-26-avatar.kaltura.com/

Total revenue for the third quarter was $47.3 million, including subscription revenue of $45.9 million. Net loss for the quarter was $1.5 million, and Adjusted EBITDA for the quarter was $6.0 million.

“We delivered another strong quarter, exceeding the high end of our guidance for total revenue, subscription revenue and adjusted EBITDA, while achieving record quarterly total and subscription revenue, our highest third-quarter adjusted EBITDA to date, and strong positive cash flow from operations,” said Ron Yekutiel, Co-Founder, Chairman, President and Chief Executive Officer of Kaltura. “Third quarter new subscription bookings more than doubled sequentially, making it our strongest bookings quarter since 2024, highlighted also by three seven-figure new transactions. We are also seeing stronger commercial traction from our evolution toward powering rich, agentic digital experiences. During the quarter, we signed fifteen transactions that included our AI offerings, representing $3.8 million in combined total contract value, compared with $1.0 million in the second quarter of 2026, while our AI-related pipeline and proofs of concept continued to expand. Our execution over the quarter supports the third increase to our full-year guidance and reinforces our confidence in continued commercial momentum and a more meaningful revenue contribution from our new offerings in 2027.”

Third Quarter 2026 Business Highlights:

•Exceeded the high end of guidance for total revenue, subscription revenue and adjusted EBITDA. Total revenue and subscription revenue reached record quarterly levels, while adjusted EBITDA increased 45% year over year to $6.0 million, the company’s highest third-quarter result to date. Cash flow from operations was $7.6 million.

•More than doubled new subscription bookings sequentially, making Q3 the company’s strongest bookings quarter since 2024. Signed eleven new transactions with total contract values of at least six figures, including three seven-figure transactions - the company’s highest quarterly number since 2024 - and two new-logo wins, one of which was seven figures.

•Signed a record fifteen transactions that included one or more of Kaltura’s AI offerings. The full transactions, which in some cases included other Kaltura products, represented $3.8 million in combined total contract value, compared with $1.0 million in Q2 2026. Twelve transactions were expansions or renewals with existing customers.

•Broadened commercial adoption across the AI portfolio and across multiple industries and use cases. Nine transactions included Agentic Avatars or related avatar capabilities, eight included Content Lab, and several included both. Use cases spanned instructional-content creation, AI tutoring, practice and role-play, workflow automation, employee learning, enterprise knowledge sharing, marketing and customer engagement.

•Continued to expand AI-related pipeline and customer-evaluation activity across existing customers and prospective new logos, supporting both Agentic Revenue Engagement and Agentic Learning & Enablement.

•Improved Net Dollar Retention for the second consecutive quarter, reaching 97%.

•After quarter-end, announced Project 720 with Israel’s Ministry of Education. The initial one-year pilot delivers AI-based STEM learning to approximately 2,000 students across 20 middle schools, with the potential to expand into additional subjects, grades and schools.

•Continued integrating Kaltura, eSelf.ai and PathFactory into a unified agentic digital experience platform and advanced Dynamic UI capabilities that enable agents to assemble rich, personalized experiences in real time based on each user’s intent.

•Demonstrated the scale and resilience of Kaltura’s Media and Telecom platform during the 2026 FIFA World Cup. Kaltura-powered services supported more than 1.3 billion playback sessions and peaked at approximately 7 million concurrent sessions across roughly 40 million registered devices, with demand approximately 86% higher than during the 2022 tournament.

•Received industry recognition, including Gartner research titled “AI Vendor Race: Kaltura Is the Company to Beat for Video Platform Services AI” and Digiday naming Kaltura Agentic Avatars the “Best Interactive Content Platform.”

•Raised full-year guidance for subscription revenue, total revenue and adjusted EBITDA for the third time in 2026. All updated guidance ranges represent record high annual results.

Third Quarter 2026 Financial Highlights:

•    Total Revenue for the third quarter of 2026 was $47.3 million, an increase of 8% compared to $43.9 million for the third quarter of 2025.

•    Subscription Revenue for the third quarter of 2026 was $45.9 million, an increase of 9% compared to $42.0 million for the third quarter of 2025.

•On a reporting-segment basis, Enterprise, Education and Technology (EE&T) total revenue increased 14% year-over-year in the third quarter, while Media & Telecom (M&T) total revenue declined 10% year-over-year, primarily due to elevated gross churn throughout 2025.

•    Annualized Recurring Revenue (ARR) for the third quarter of 2026 was $184.7 million, an increase of 9% compared to $169.1 million for the third quarter of 2025.

•    Subscription gross margin remained stable at 77% for the third quarter of 2026, compared to 77% for the third quarter of 2025.

•    GAAP Gross profit for the third quarter of 2026 was $33.9 million, representing a gross margin of 72% compared to a GAAP gross profit of $30.7 million and gross margin of 70% for the third quarter of 2025.

•    Non-GAAP Gross profit for the third quarter of 2026 was $34.3 million, representing a non-GAAP gross margin of 73%, compared to a non-GAAP gross profit of $30.8 million and non-GAAP gross margin of 70% for the third quarter of 2025.

•    GAAP Operating loss was $0.7 million for the third quarter of 2026, compared to an operating loss of $1.5 million for the third quarter of 2025.

•    Non-GAAP Operating profit was $4.9 million for the third quarter of 2026, compared to a non-GAAP operating profit of $3.1 million for the third quarter of 2025.

•    GAAP Net loss was $1.5 million or $0.01 per diluted share, for the third quarter of 2026, compared to a GAAP net loss of $2.6 million, or $0.02 per diluted share, for the third quarter of 2025.

•    Non-GAAP Net profit was $3.1 million or $0.02 per diluted share for the third quarter of 2026, compared to a non-GAAP net profit of $2.0 million, or $0.01 per diluted share, for the third quarter of 2025.

•    Adjusted EBITDA was $6.0 million for the third quarter of 2026, compared to adjusted EBITDA of $4.2 million for the third quarter of 2025.

Balance Sheet and Cash Flow

•    The balance of cash, cash equivalents, and marketable securities at the end of the third quarter was $41.0 million.

•    Net Cash Provided by Operating Activities was $7.6 million for the third quarter of 2026, compared to $9.3 million Net Cash Provided by Operating Activities for the third quarter of 2025.

Financial Outlook:

For the fourth quarter of 2026, Kaltura expects:

• Subscription Revenue to be between $44.3 million and $45.0 million.
• Total Revenue to be between $46.2 million and $46.9 million.
• Adjusted EBITDA to be between $2.0 million and $3.0 million.

For the full year ending December 31, 2026, Kaltura expects:

• Subscription Revenue to be between $179.0 million and $179.7 million.
• Total Revenue to be between $185.0 million and $185.7 million.
• Adjusted EBITDA to be between $19.5 million and $20.5 million.

The guidance provided above contains forward-looking statements and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements. Kaltura has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence.
The reconciliation for Adjusted EBITDA includes but is not limited to the following items: stock-based compensation expenses, depreciation, amortization, financial expenses (income), net, provision for income tax, and other non-recurring operating expenses.

These items, which could materially affect the computation of forward-looking GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. The guidance above is based on the Company's current expectations relating to the macro-economic climate trends.

Additional information on Kaltura’s reported results, including a reconciliation of the non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below.

Investor Deck

The Company’s investor presentation for the quarter, which showcases its agentic avatar technology, is available at: https://q3-26-avatar.kaltura.com/

Conference Call

Kaltura will host a conference call today on November 9, 2026 to review its third quarter 2026 financial results and to discuss its financial outlook.

Time:	4:30 p.m. ET
United States/Canada Toll Free:	1-877-407-0789
International Toll:	1-201-689-8562

A live webcast will also be available in the Investor Relations section of Kaltura’s website at: https://investors.kaltura.com/news-and-events/events. A replay of the webcast will be available in the Investor Relations section of the company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Kaltura

Kaltura’s mission is to power rich, agentic digital experiences across organizational journeys for customers, employees, learners, and audiences. Its platform combines intelligent content creation, enterprise-grade content management and intelligence, and multimodal conversational engagement capabilities. Kaltura serves leading enterprises, financial institutions, educational institutions, media and telecom providers, and other organizations worldwide. For more information, visit www.corp.kaltura.com.

Investor Contacts:
Kaltura
Liron Sharon
Interim Principal Financial Officer
IR@Kaltura.com

Sapphire Investor Relations
Erica Mannion and Michael Funari
+1 617 542 6180
IR@Kaltura.com

Media Contacts:
Kaltura
Nohar Zmora
pr.team@kaltura.com
Headline Media
Raanan Loew
raanan@headline.media
+1 347 897 9276

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to, statements regarding our future financial and operating performance, including our guidance and long-term targets; our business strategy, plans and objectives for future operations; integration activities; expectations with respect to our products, initiatives and capabilities, including the adoption and performance of our new AI-driven technologies; our expectations regarding potential profitability and growth; and general economic, business and industry conditions.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations.

Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the current volatile economic climate and its direct and indirect impact on our business and operations; political, economic, and military conditions in Israel and other geographies; our ability to retain our customers and meet demand; our ability to achieve and maintain profitability; the evolution of the markets for our offerings; our ability to keep pace with technological and competitive developments; risks associated with our use of certain artificial intelligence and machine learning models; our ability to maintain the interoperability of our offerings across devices, operating systems and third-party applications; risks associated with our Application Programming Interfaces, other components in our offerings and other intellectual property; our ability to compete successfully against current and future competitors; our ability to increase customer revenue; conditions in the regions in which we operate; risks related to our approach to revenue recognition; the cybersecurity landscape and our potential exposure to cybersecurity risks, including our ability to prevent or mitigate vulnerabilities, security incidents, data leakage or data compromise risks; our compliance with data privacy data protection; cybersecurity and other technology laws and regulations; the potential impact of the EU Data Act; our ability to meet our contractual commitments under customer agreements;

our reliance on third parties; our dependence on and ability to retain our key personnel; risks related to revenue mix and customer base; risks related to our international operations; risks related to potential acquisitions; risks related to real or perceived issues with our platform, products or solutions; our ability to generate or raise additional capital; risks related to changes or developments in U.S. or international laws or policies; and the other risks under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our other filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of our website at investors.kaltura.com.

Non-GAAP Financial Measures

Kaltura has provided in this press release and the accompanying tables measures of financial information that have not been prepared in accordance with generally accepted accounting principles in the U.S. ("GAAP"), including non-GAAP gross profit, non-GAAP gross margin (calculated as a percentage of revenue), non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating profit (loss), non-GAAP operating margin (calculated as a percentage of revenue), non-GAAP net profit (loss), non-GAAP net profit (loss) per share and Adjusted EBITDA.

Kaltura defines these non-GAAP financial measures as the respective corresponding GAAP measure, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) strategic initiatives costs; (4) restructuring cost; (5) acquisition-related compensation costs; (6) change in fair value of contingent consideration and (7) foreign currency translation adjustments loss (gain).
Kaltura defines EBITDA as net profit (loss) before financial expenses (income), net, provision for income taxes, and depreciation and amortization expenses.

Adjusted EBITDA is defined as EBITDA (as defined above), adjusted for the impact of certain non-cash and other items that we believe are not indicative of our core operating performance, such as non-cash stock-based compensation expenses and certain non-recurring operating expenses. We believe these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Kaltura’s financial condition and results of operations. These non-GAAP metrics are a supplemental measure of our performance, are not defined by or presented in accordance with GAAP, and should not be considered in isolation or as an alternative to net profit (loss) or any other performance measure prepared in accordance with GAAP.
Non-GAAP financial measures are presented because we believe that they provide useful supplemental information to investors and analysts regarding our operating performance and are frequently used by these parties in evaluating companies in our industry.
By presenting these non-GAAP financial measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance. We believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Additionally, our management uses these non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing the operating performance of our business on a consistent basis between periods, as described above.
Although we use the non-GAAP financial measures described above, such measures have significant limitations as analytical tools and only supplement but do not replace, our financial statements in accordance with GAAP. See the tables below regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Key Financial and Operating Metrics

Annualized Recurring Revenue. We use Annualized Recurring Revenue (“ARR”) as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring customer contracts. We calculate ARR by annualizing our recurring revenue for the most recently completed fiscal quarter. Recurring revenues are generated from SaaS and PaaS subscriptions, as well as term licenses for software installed on the customer's premises (“On-Prem”). For the SaaS and PaaS components, we calculate ARR by annualizing the actual recurring revenue recognized for the latest fiscal quarter. For the On-Prem components for which revenue recognition is not ratable across the license term, we calculate ARR for each contract by dividing the total contract value (excluding professional services) as of the last day of the specified period by the number of days in the contract term and then multiplying by 365. Recurring revenue excludes revenue from one-time professional services and setup fees. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to new bookings, cancellations, upgrades or downgrades, pending renewals, professional services revenue, foreign exchange rate fluctuations and acquisitions or divestitures. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Net Dollar Retention Rate. Our Net Dollar Retention Rate, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our Net Dollar Retention Rate for a given period as the recognized recurring revenue from the latest reported fiscal quarter from the set of customers whose revenue existed in the reported fiscal quarter from the prior year (the numerator), divided by recognized recurring revenue from such customers for the same fiscal quarter in the prior year (denominator). For annual periods, we report Net Dollar Retention Rate as the arithmetic average of the Net Dollar Retention Rate for all fiscal quarters included in the period. We consider subdivisions of the same legal entity (for example, divisions of a parent company or separate campuses that are part of the same state university system), as well as Value-add Resellers (meaning resellers that directly manage the relationship with the customer) and the customers they manage, to be a single customer for purposes of calculating our Net Dollar Retention Rate. Our calculation of Net Dollar Retention Rate for any fiscal period includes the positive recognized recurring revenue impacts of selling new services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our Net Dollar Retention Rate may fluctuate as a result of a number of factors, including the growing level of our revenue base, the level of penetration within our customer base, expansion of products and features, and our ability to retain our customers. Our calculation of Net Dollar Retention Rate may differ from similarly titled metrics presented by other companies.

Remaining Performance Obligations. Remaining Performance Obligations represents the amount of contracted future revenue that has not yet been delivered, including both subscription and professional services revenues. Remaining Performance Obligations consists of both deferred revenue and contracted non-cancelable amounts that will be invoiced and recognized in future periods. We expect to recognize 70% of our Remaining Performance Obligations as revenue over the next 12 months, and the remainder over of the next four years, in each case, in accordance with our revenue recognition policy; however, we cannot guarantee that any portion of our Remaining Performance Obligations will be recognized as revenue within the timeframe we expect or at all.

Consolidated Balance Sheets (U.S. dollars in thousands)

	As of
	September 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$21,223	$27,521
Marketable securities	13,232	24,358
Trade receivables	23,909	16,358
Prepaid expenses and other current assets	10,775	13,938
Deferred contract acquisition and fulfillment costs, current	6,461	8,508

Total current assets	75,600	90,683

NONCURRENT ASSETS:
Marketable securities	6,515	10,883
Property and equipment, net	11,105	12,361
Other assets, noncurrent	3,449	3,501
Deferred contract acquisition and fulfillment costs, noncurrent	7,451	9,403
Operating lease right-of-use assets	8,856	10,311
Intangible assets, net	9,401	2,137
Goodwill	47,660	25,418

Total noncurrent assets	94,437	74,014

TOTAL ASSETS	$170,037	$164,697

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term loans	$25,338	$29,035
Trade payables	3,947	3,788
Employees and payroll accruals	13,847	14,876
Accrued expenses and other current liabilities	21,799	15,592
Operating lease liabilities, current	2,837	2,901
Deferred revenue, current	65,381	60,291

Total current liabilities	133,149	126,483

NONCURRENT LIABILITIES:
Deferred revenue, noncurrent	1,070	2,159
Operating lease liabilities, noncurrent	12,929	14,398
Other liabilities, noncurrent	18,544	15,325

Total noncurrent liabilities	32,543	31,882

TOTAL LIABILITIES	$165,692	$158,365
STOCKHOLDERS' EQUITY:
Common stock	18	18
Treasury stock	(34,006)	(34,006)
Additional paid-in capital	530,273	518,443
Accumulated other comprehensive income (loss)	(246)	2,759
Accumulated deficit	(491,694)	(480,882)

Total stockholders' equity	4,345	6,332

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$170,037	$164,697

Consolidated Statements of Operations (U.S. dollars in thousands, except for share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(Unaudited)

Revenue:
Subscription	$45,915	$41,976	$134,747	$129,266
Professional services	1,350	1,890	4,039	6,046

Total revenue	47,265	43,866	138,786	135,312

Cost of revenue:
Subscription	10,637	9,844	30,245	29,973
Professional services	2,694	3,295	7,961	10,656

Total cost of revenue	13,331	13,139	38,206	40,629

Gross profit	33,934	30,727	100,580	94,683

Operating expenses:

Research and development	12,463	11,481	35,909	35,137
Sales and marketing	12,025	11,047	36,713	34,489
General and administrative	9,667	8,899	28,905	30,090
Restructuring	447	804	1,720	804

Total operating expenses	34,602	32,231	103,247	100,520

Operating loss	668	1,504	2,667	5,837

Financial expense (income), net	(728)	(85)	1,666	2,682

Loss (income) before provision for income taxes	(60)	1,419	4,333	8,519

Provision for income taxes	1,559	1,209	6,479	2,978

Net loss	1,499	2,628	10,812	11,497

Net loss per share attributable to common stockholders, basic and diluted	$0.01	$0.02	$0.07	$0.07

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	149,666,002	154,775,938	147,710,430	154,110,240

Stock-based compensation included in above line items:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(Unaudited)

Cost of revenue	$90	$112	$297	$359
Research and development	1,062	715	3,110	2,324
Sales and marketing	844	367	2,080	1,182
General and administrative	2,220	2,857	6,230	8,810

Total	$4,216	$4,051	$11,717	$12,675

Revenue by Segment (U.S. dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(Unaudited)

Enterprise, Education and Technology	$36,923	$32,365	$107,879	$100,023
Media and Telecom	10,342	11,501	30,907	35,289

Total	$47,265	$43,866	$138,786	$135,312

Gross Profit by Segment (U.S. dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(Unaudited)

Enterprise, Education and Technology	$28,485	$24,542	$84,179	$76,977
Media and Telecom	5,449	6,185	16,401	17,706

Total	$33,934	$30,727	$100,580	$94,683

Consolidated Statement of Cash Flows (U.S. dollars in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(10,812)	$(11,497)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,388	3,383
Stock-based compensation expenses	11,717	12,675
Amortization of deferred contract acquisition and fulfillment costs	7,048	8,528
Loss on sale of property and equipment	14	—
Non-cash interest expenses (Income), net	169	(239)
Gain on foreign exchange	(65)	(544)
Changes in operating assets and liabilities:
Increase in trade receivables	(4,069)	(280)
Decrease in prepaid expenses and other current assets and other assets, noncurrent	966	407
Increase in deferred contract acquisition and fulfillment costs	(3,157)	(2,809)
Increase (Decrease) in trade payables	(791)	1,780
Increase (decrease) in accrued expenses and other current liabilities	5,412	(1,161)
Decrease in employees and payroll accruals	(1,670)	(1,271)
Increase in other liabilities, noncurrent	3,375	2,840
Decrease in deferred revenue	(6,162)	(2,097)
Operating lease right-of-use assets and lease liabilities, net	(76)	1,178

Net cash provided by operating activities	6,287	10,893

Cash flows from investing activities:

Investment in available-for-sale marketable securities	(21,199)	(50,225)
Proceeds from maturities of available-for-sale marketable securities	36,618	59,631
Purchases of property and equipment	(316)	(534)
Capitalized internal-use software development costs	(1,638)	—
Payments for businesses acquired, net of acquired cash	(22,454)	—

Net cash provided by (used in) investing activities	(8,989)	8,872

Cash flows from financing activities:

Repayment of long-term loans	(3,938)	(2,188)
Proceeds from exercise of stock options	277	2,986
Cash settlement of equity-classified share-based payment awards	—	(3,089)
Repurchase of common stock	—	(9,595)
Change in prepayments for repurchase of common stock	—	31

Net cash used in financing activities	(3,661)	(11,855)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	65	544

Net increase (decrease) in cash, cash equivalents and restricted cash	(6,298)	8,454
Cash, cash equivalents and restricted cash at the beginning of the period	27,621	33,159
Cash, cash equivalents and restricted cash at the end of the period	$21,323	$41,613

Reconciliation from GAAP to Non-GAAP Results (U.S. dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of gross profit and gross margin
GAAP gross profit	$33,934	$30,727	$100,580	$94,683
Stock-based compensation expense	90	112	297	359
Amortization of acquired intangibles	314	—	712	98
Acquisition-related compensation costs(d)	—	—	48	—
Non-GAAP gross profit	$34,338	$30,839	$101,637	$95,140
GAAP gross margin	72%	70%	72%	70%
Non-GAAP gross margin	73%	70%	73%	70%
Reconciliation of operating expenses
GAAP research and development expenses	$12,463	$11,481	$35,909	$35,137
Stock-based compensation expense	1,062	715	3,110	2,324
Acquisition-related compensation costs(d)	—	—	102	—
Non-GAAP research and development expenses	$11,401	$10,766	$32,697	$32,813
GAAP sales and marketing	$12,025	$11,047	$36,713	$34,489
Stock-based compensation expense	844	367	2,080	1,182
Amortization of acquired intangibles	200	13	392	38
Acquisition-related compensation costs(d)	—	—	19	—
Non-GAAP sales and marketing expenses	$10,981	$10,667	$34,222	$33,269
GAAP general and administrative expenses	$9,667	$8,899	$28,905	$30,090
Stock-based compensation expense	2,220	2,857	6,230	8,810
Strategic initiatives (b)	109	(301)	2,437	1,331
Change in fair value of contingent consideration	270	—	(692)	—
Acquisition-related compensation costs(d)	—	—	464	—
Non-GAAP general and administrative expenses	$7,068	$6,343	$20,466	$19,949
Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(668)	$(1,504)	$(2,667)	$(5,837)
Stock-based compensation expense	4,216	4,051	11,717	12,675
Amortization of acquired intangibles	514	13	1,104	136
Strategic initiatives (b)	109	(301)	2,437	1,331
Change in fair value of contingent consideration	270	—	(692)	—
Restructuring (c)	447	804	1,720	804
Acquisition-related compensation costs(d)	—	—	633	—
Non-GAAP operating profit	$4,888	$3,063	$14,252	$9,109
GAAP operating margin	(1)%	(3)%	(2)%	(4)%
Non-GAAP operating margin	10%	7%	10%	7%
Reconciliation of net loss
GAAP net loss attributable to common stockholders	$(1,499)	$(2,628)	$(10,812)	$(11,497)
Stock-based compensation expense	4,216	4,051	11,717	12,675
Amortization of acquired intangibles	514	13	1,104	136
Strategic initiatives (b)	109	(301)	2,437	1,331
Change in fair value of contingent consideration	270	—	(692)	—
Foreign currency translation adjustments loss (gain) (e)	(929)	21	1,396	2,913
Acquisition-related compensation costs(d)	—	—	633	—
Restructuring (c)	447	804	1,720	804
Non-GAAP net profit attributable to common stockholders	$3,128	$1,960	$7,503	$6,362

Non-GAAP net earnings per share - basic	$0.02	$0.01	$0.05	$0.04
Non-GAAP net earnings per share - diluted	$0.02	$0.01	$0.05	$0.04

Reconciliation of weighted average number of shares outstanding:
Weighted-average number of shares used in calculating GAAP and Non-GAAP net earnings (loss) per share, basic	149,666,002	154,775,938	147,710,430	154,110,240
Effect of dilutive shares used in calculating Non-GAAP net earnings per share, diluted	8,870,097	9,959,665	8,778,594	8,915,752
Weighted-average number of shares used in calculating Non-GAAP net earnings per share, diluted	158,536,099	164,735,603	156,489,024	163,025,992

Adjusted EBITDA (U.S. dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net loss	$(1,499)	$(2,628)	$(10,812)	$(11,497)
Financial expenses (income), net (a)	(728)	(85)	1,666	2,682
Provision for income taxes	1,559	1,209	6,479	2,978
Depreciation and amortization	1,639	1,104	4,388	3,383
EBITDA	971	(400)	1,721	(2,454)
Non-cash stock-based compensation expense	4,216	4,051	11,717	12,675
Strategic initiatives (b)	109	(301)	2,437	1,331
Change in fair value of contingent consideration	270	—	(692)	—
Restructuring (c)	447	804	1,720	804
Acquisition-related compensation costs(d)	—	—	633	—
Adjusted EBITDA	$6,013	$4,154	$17,536	$12,356

(a)The three months ended September 30, 2026 and 2025, and the nine months ended September 30, 2026 and 2025, include $514, $527, $1,589 and $1,737 respectively, of interest expenses and $349, $751, $1,551 and $2,383, respectively of interest income.

(b)Strategic initiatives for the three and nine months ended September 30, 2026 and 2025 relate to professional fees, consulting services, and transaction-related costs incurred in connection with the acquisition of PathFactory and other costs associated with strategic initiatives. The three and nine months ended September 30, 2025 include vendor credit and discounted pricing for expenses recognized during the three months ended June 30, 2025.

(c)The three and nine months ended September 30, 2026 and 2025 include one-time employee termination benefits incurred in connection with the Company's reorganization plans.

(d)Acquisition-related compensation costs for the nine months ended September 30, 2026 relate to statutory termination costs and other severance payments associated with integrating the PathFactory acquisition.

(e)Represents gains or losses from foreign currency translation adjustments related to the remeasurement of monetary assets and liabilities to the Company’s functional currency, using exchange rates in effect as of the end of the reporting period.

Reported KPIs

	As of September 30,
	2026	2025
	(U.S. dollars, amounts in thousands)
Annualized Recurring Revenue	$184,705	$169,094
Remaining Performance Obligations	$161,590	$159,330

	Three Months Ended September 30,
	2026	2025
Net Dollar Retention Rate	97%	97%